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                               EMPLOYMENT CONTRACT

This AGREEMENT is made effective as of this 31st day of January, 2001 by and between THE YARDVILLE NATIONAL BANCORP (the "Holding Company"), a corporation organized under the laws of the State of New Jersey, and Jay G. Destribats (the "Executive").

                                    RECITALS

         WHEREAS, the Bank desires to employ and retain the services of the Executive for the period provided in this Agreement; and

         WHEREAS, the Executive is willing to serve in the employ of the Bank on a full-time basis for said period;

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, and upon the other terms and conditions hereinafter provided, the parties hereto agree as follows:

15.      POSITION AND RESPONSIBILITIES

         During the period of his employment hereunder, the Executive shall serve as Chairman of the Board of the Yardville National Bank (the "Bank") reporting to the Board of Directors of the Bank and Yardville National Bancorp reporting to Board of Directors of the Holding Company (collectively, the "Board"). During said period, it is anticipated the Executive will devote a substantial amount of time to such duties as are customarily and appropriately vested in the Chairman of the Board. Failure to re-elect Executive as Chairman of the Board of the Bank or the Holding Company shall constitute a Breach of this Agreement.

16.      TERMS AND DUTIES

          (A) The period of the Executive's employment under this Agreement shall commence as of January 31, 2001 and shall continue for a period of twenty-four (24) full calendar months thereafter, unless terminated by the Bank on account of death, disability or cause (as herein defined). This Agreement is subject to approval, for continuation, by the Board of Directors of the Yardville National Bancorp, at the conclusion of each contract period. Renewals shall be on the same terms and conditions as set forth herein, except for such modification of compensation and benefits as may hereafter be agreed upon between the parties hereto from time to time. This Agreement shall be deemed to continue for an additional twelve (12) months from each succeeding anniversary date of the Agreement, it being the intention of the parties that, unless notice is given to the contrary by either party, the Agreement shall be extended for an additional one year period so that there be a full twelve month term remaining.

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         (B) During the period of employment, the Executive shall devote full time attention to such employment and shall perform such duties as are customarily and appropriately vested in the Chairman of the Board of Directors of the Holding Company and Bank from time to time may be perceived by the Board.

17.      DEFINITIONS

         For purposes of the Agreement,

         (I)      "Cause" means any of the following:

                  (ix) the willful commission of an act that causes or that probably will cause substantial economic damage to the Bank or substantial injury to the Bank's business reputation; or,

                  (x) the commission of an act of fraud in the performance of the Executive's duties; or

                  (xi) a continuing willful failure to perform the duties of the Executive's position with the Bank; or

                  (xii) the order of a bank regulatory agency or court requiring the termination of the Executive's employment.

         (J)      "Change in Control": means any of the following:

                  (vii) the acquisition by any person or group acting in concert of beneficial ownership of forty percent (40%) or more of any class of equity security of the Bank or the Bank's Holding Company, or


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                  (viii)   the approval by the Board of the sale of all or
                  substantially all of the assets of the Bank or Holding Company; or,

                  (ix) the approval by the Board of any merger, consolidation, issuance of securities or purchase of assets, the result of which would be the occurrence of any event described in clause (i) or (ii) above.

         (K) "Disability" means a mental or physical illness or condition rendering the Executive incapable of performing his normal duties for the Bank.

         (L) Willfulness" means an act or failure to act done not in good faith and without reasonable belief that the action or omission was in the best interest of the Bank.

18.      COMPENSATION AND REIMBURSEMENT

         (J) During the period of employment, the Bank shall pay to the Executive an annual salary of not less than $260,000.00 in the first year of the contract period; and $270,000.00 in the second year of the contract period, which shall be paid in either bi-weekly or monthly installments as the Executive prefers.

         Such salary shall be reviewed by the Board or a duly appointed committee thereof at least annually and any adjustments in the amount of salary on said review shall be fixed by Board from time to time.

         (K) The Executive shall be entitled to participate in or receive Benefits under any retirement plan, salary continuation plan, pension plan, profit-sharing plan, stock plan, group term replacement plan, health-and-accident plan, medical coverage or any other employee benefit plan or prerequisite arrangement currently available or which may hereafter be adopted by the Bank for its senior executives and key management employees, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements. Nothing paid to the Executive under any such plan or arrangement will be deemed to be in lieu of other compensation to which the Executive is entitled under this Agreement.

         (L) The Executive shall be provided, by the Bank, with an automobile for his individual use.


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         (M)      In addition to the salary provided for under Section 4:

                  (i) The Bank shall pay for all reasonable travel and other reasonable expenses incurred by the Executive in performing his obligations under this Agreement.

                  (iv) The Executive shall be eligible for an annual cash bonus, based upon the Bank's performance during the fiscal year.

                  In the first year of the contract period the cash bonus allowance will be set at 1% of profits, after taxes and prior to shareholder dividend payments, if earnings, in the fiscal year, exceed $11,000,000.00. If earnings should fall below $11,000,000.00 the cash bonus allowance will be set at .9%, after taxes and prior to shareholder dividend payment.

                  In the second year of the contract period the cash bonus allowance will be set at 1% of profits, after taxes and prior to shareholder dividend payments, if earnings, in the fiscal year exceed $12,000,000.00. If earnings should fall below $12,000,000.00 the cash bonus allowance will be set at .9%, after taxes and prior to shareholder dividend payment.

                  All cash bonuses, for the Executive, are subject to the recommendation and approval of the Directors' Organization and Compensation Committee and all bonus provisions will be reviewed annually for appropriate revisions.


5.       STOCK OPTIONS

         (E) The Bank agrees to grant to the Executive the right, privilege, and option to purchase 50,000 shares of its common stock of the Bank Holding company at a price of $10.9375 per share (the fair market value of said stock as of the date of the Board of Directors approval of the agreement, December 20, 2000) subject to the terms and conditions of the Holding Company's 1997 Stock Option Plan (the "Plan"). It is the intention of this Agreement that the Executive be granted options that will not be subject to state or federal income taxes when they are exercised, but rather only when the resultant stock is sold, assuming that such date of sale is at least two years after the date such options were granted or one year after the date such stock was acquired by the Executive. It is understood that the Holding Company will receive no tax benefits or tax deduction in connection with these options.

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         (F)      The options as to the 50,000 shares may be exercised by the
         Executive at any time during a period commencing with the vesting date of such options and ending ten years after the option grant date, except to the extent that said time period may be decreased in accordance with the provisions contained in Subsection 5(C).


The options shall vest in accordance with the following schedule:

                  Number of Options              Vesting Date
                  -----------------              ------------

                       10,000                 December 20, 2001
                       10,000                 December 20, 2002
                       10,000                 December 20, 2003
                       10,000                 December 20, 2004
                       10,000                 December 20, 2005

         The rights to exercise shall be cumulative, and any option not exercised in a prior year may be exercised in a subsequent year throughout the ten-year option period.

         (G) In connection with any proposed sale or conveyance of all or substantially all of the assets of the Bank or Holding company or recently accomplished Change in Control of the Holding Company, the vesting schedule of all options granted hereunder to the Executive shall accelerate and 100% of all options shall immediately vest to the Executive.

         (D) If and to the extent that the number of issued shares of common stock of the Holding Company shall be increased or reduced by any change in the par value, split-up, reclassification, distribution of a dividend payable in stock or the like, the number of shares will be proportionately adjusted. If the Holding Company is reorganized, consolidated or merged with another corporation the issued shares of common stock of the Holding Company shall be increased or reduced in the same proportion and at an equivalent price and subject to the same conditions. For the purposes of the preceding sentence, the excess of the aggregate fair market value of the shares subject to the option immediately after the reorganization, consolidation or merger over the aggregate option price of such shares shall not be more than the excess of the aggregate fair market value of all shares subject to the option immediately before such reorganization, consolidation or merger over the aggregate option price of such shares, shall not give the Executive additional benefits which he did not have under the old option.

         (N) The options granted hereunder are nontransferable by the Executive.


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15.      TERMINATION FOR CAUSE

         (A) The Executive shall not have the right to receive compensation or other benefits provided hereunder for any period after termination for Cause, except to the extent that Executive may be legally entitled to participate by virtue of COBRA or any other State or Federal Law concerning employee rights to benefits upon termination.

         (D) Any unexercised stock option granted to the Executive shall become null and void effective upon the Executive's receipt of notice of termination for Cause and shall not be exercisable by the Executive at any time subsequent to such termination for Cause.

         (C) The Executive shall not be deemed to have been terminated for Cause unless and until there is delivered to him a copy of a resolution duly adopted by the affirmative vote of not less than two-thirds of the full Board at a meeting of such Board called and held for the purpose (after the Executive, together with counsel, has been given the opportunity to be heard before the Board), finding the Executive guilty of conduct set forth above in the definition of "Cause" in Subsection 3(A) and specifying the particulars thereof in detail.


16.      CHANGE IN CONTROL

         (A) In the event that within three (3) years after a Change in Control (as herein defined), the Executive's employment is terminated by the Bank, other than for death, disability or Cause, the Executive shall be entitled to receive three (3) years' salary at the base salary currently being paid, and the cash bonus paid for the most recent prior calendar year, which payment shall be made in a lump sum within 30 days after the occurrence of such termination.

         (B) The Executive will have the option within six (6) months after a Change in Control (as herein defined), to elect to resign his position. If the Executive's voluntary departure is for other than death, disability or cause the Executive shall be entitled to receive three (3) years' salary at an annual salary currently being paid, which payment shall be made in a lump sum within 30 days after the occurrence of such voluntary resignation.


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         (E)      Under the provisions of Section 7 the Executive is entitled to receive a lump sum payment of three (3) years' salary at the annual salary currently being paid at the time of the event and the cash bonus paid for the most recent prior calendar year. The Holding Company's independent accountants will determine if an excess payment (as defined in Section 4999 of the Internal Revenue Code of 1954, as amended (the "Code") exists after reductions permitted pursuant to Section 280G (b)
         (4) of the Code (such excess parachute payment after taking into account such reductions, if any, being hereafter referred to as the "Excess Parachute Payment"). As soon as practicable after the Excess Parachute Payment, if any, has been so determined, the Holding Company will pay to the Executive, subject to applicable withholding requirements under state or federal law

                  (iii) twenty (20%) percent of the Excess Parachute Payment, and

                  (iv) such additional amount, if any (including Federal and State income and excise taxes applicable thereto) as may be necessary to compensate the Executive for the payment of state and federal income and excise taxes on the aforesaid payment, as outlined in Section C.

17.      TERMINATION UPON DISABILITY

         (A) In the event that the Executive experiences a Disability during the period of his employment, his salary shall continue at the same rate as was in effect on the day of the occurrence of such Disability, reduced by an concurrent disability benefit payments provided under disability insurance maintained by the Holding Company. If such Disability continues for a period of six (6) consecutive months, the Holding Company at its option may thereafter, upon written notice to the Executive or his personal representative, terminate the Executive's employment with no further notice.

18.      OTHER TERMINATION BY THE HOLDING COMPANY

         (B) In the event the Executive's employment is terminated by the Holding Company, other than for disability, death or Cause, and in the absence of occurrence of a Change in Control, the Executive will be entitled to payment of the remaining term of this agreement or twelve
         (12) months salary, whichever is greater, at the annual salary currently being paid with said payment to be a lump sum payable within 30 days after termination.


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19.      TERMINATION BY THE EXECUTIVE

         (B) In the event of the Executive's voluntary termination, the Executive shall not have the right to receive compensation or benefits as provided hereunder after such date of termination, except to the extent that Executive may be legally entitled to participate by virtue of COBRA or any other State or Federal Law concerning employee rights to benefits upon termination.


20.      SOURCE OF PAYMENTS

         It is intended by the parties hereto that all payments provided in this Agreement shall be paid in cash or checks from the general funds of the Bank, as the case may be.

21.      MODIFICATION AND WAIVER

         This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.


22.      NOTICES

         Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and if sent by registered mail to his residence in the case of the Executive or to its principal place of business in the case of the Bank.



23.      GOVERNING LAW

         This Agreement and the obligations of the parties hereto shall be interpreted, construed and enforced in accordance with the laws of the State of New Jersey.



24.      ENTIRE AGREEMENT

         This instrument contains the entire agreement of the parties. It may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

         IN WITHNESS WHEREOF, the parties have hereunto executed this Agreement on the 31st day of January 2001.


ATTEST:                                      YARDVILLE NATIONAL BANCORP

- ------------------------------                 ---------------------------------
                                                       Patrick M. Ryan
                                                       President & CEO



- ------------------------------                 ---------------------------------
                                                      F. Kevin Tylus, Chairman
                                                      Directors' Organization &
                                                      Compensation Committee

WITNESS

- ------------------------------                 ---------------------------------
                                                         Jay G. Destribats
                                                         Chairman of the Board